EXHIBIT 1(oo)

BLACKROCK FUNDSSM

(A Massachusetts Business Trust)

CERTIFICATION OF CLASSIFICATION OF SHARES

The undersigned, Secretary of the BlackRock FundsSM (the “Trust”), does hereby certify to the following:

That, at a meeting of the Board of Trustees of the Trust on February 24, 2017, the Trustees of the Trust by resolution approved:

(i)	a change in the supplementary designation of the class with the alphabetical designation TTTT from BlackRock Developed Real Estate Index Fund to iShares Developed Real Estate Index Fund;

(ii)	a change in the supplementary designation of the class with the alphabetical designation SSSS from BlackRock Midcap Index Fund to iShares Russell Mid-Cap Index Fund;

(iii)	a change in the supplementary designation of the class with the alphabetical designation QQQQ from BlackRock MSCI Asia ex Japan Index Fund to iShares MSCI Asia ex Japan Index Fund;

(iv)	a change in the supplementary designation of the class with the alphabetical designation RRRR from BlackRock MSCI World Index Fund to iShares MSCI Developed World Index Fund;

(v)	a change in the supplementary designation of the class with the alphabetical designation XXXX from BlackRock Short-Term Inflation-Protected Securities Index Fund to iShares Short-Term TIPS Bond Index Fund;

(vi)	a change in the supplementary designation of the class with the alphabetical designation UUUU from BlackRock Small/Mid Cap Index Fund to iShares Russell Small/Mid-Cap Index Fund;

(vii)	a change in the supplementary designation of the class with the alphabetical designation VVVV from BlackRock Total Stock Market Index Fund to iShares Total U.S. Stock Market Index Fund;

(viii)	a change in the supplementary designation of the class with the alphabetical designation AAAAA from BlackRock Multifactor USA Index Fund to iShares Edge MSCI Multifactor USA Index Fund;

(ix)	a change in the supplementary designation of the class with the alphabetical designation BBBBB from BlackRock Multifactor International Index Fund to iShares Edge MSCI Multifactor Intl Index Fund;

(x)	a change in the supplementary designation of the class with the alphabetical designation CCCCC from BlackRock Min Vol USA Index Fund to iShares Edge MSCI Min Vol USA Index Fund;

(xi)	a change in the supplementary designation of the class with the alphabetical designation DDDDD from BlackRock Min Vol EAFE Index Fund to iShares Edge MSCI Min Vol EAFE Index Fund;

(xii)	a change in the supplementary designation of the class with the alphabetical designation FFFFF from BlackRock USA Momentum Factor Index Fund to iShares Edge USA Momentum Factor Index Fund;

(xiii)	a change in the supplementary designation of the class with the alphabetical designation GGGGG from BlackRock USA Quality Factor Index Fund to iShares Edge MSCI USA Quality Factor Index Fund;

(xiv)	a change in the supplementary designation of the class with the alphabetical designation HHHHH from BlackRock USA Size Factor Index Fund to iShares Edge MSCI USA Size Factor Index Fund; and

(xv)	a change in the supplementary designation of the class with the alphabetical designation IIIII from BlackRock USA Value Factor Index Fund to iShares Edge MSCI USA Value Factor Index Fund;

in each case effective as of June 19, 2017.

[Signature page to follow]

Witness my hand and seal this 20th day of July, 2017.

/s/ Benjamin Archibald
Benjamin Archibald
Secretary